Pritchett, Siler & Hardy, P.C.

Certified Public Accountants

1438 N Highway 89, Suite 130

Farmington, UT 84025

Office: (801) 447-9572 Fax: (801) 447-9578

April 6, 2016

Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Re: Petrone Worldwide Inc.

Commission File No. 000 - 30380

We have read the statements that we understand Petrone Worldwide Inc. will include under Item 4.01 of the Form 8-K report dated November 2, 2015 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

/s/ Pritchett, Siler & Hardy P.C.
Pritchett, Siler & Hardy P.C.

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